                                                                Exhibit (13) (a)

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MARY JANE B. FORTIN, MALLARY REZNIK, MANDA GHAFERI AND JENNIFER POWELL, or each of them, as his true and lawful attorneys-in fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any all capacities, to sign any and all amendments (including pre-and post-effective amendments) to the Registration Statements listed below, for which THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

REGISTRANT NAME                                     FILE NOS.
---------------------------------  ---------------------------------------------
FS Variable Separate Account       333-178845  333-178844  333-178859  333-178852
811-08810                          333-178848  333-178849  333-178857  333-178853
                                   333-178842  333-178843  333-178855  333-178847
                                   333-178841  333-178854  333-178850

FS Variable Separate Account One   333-178861
811-06313

FS Variable Separate Account Two   333-178863
811-08624

FS Variable Separate Account Five  333-178860  333-178858  333-178862  333-178856
811-08369

USL SEPARATE ACCOUNT USL B         333-171493  333-171498  333-171497
811-04865-01

USL SEPARATE ACCOUNT USL A         333-171496  333-171503  333-171502  333-171501
811-04865                          333-171499  333-171495  333-171500

USL Separate Account VL-R                      333-79471   333-57062   333-137941
811-09359                          333-149403  333-105246  333-105762
                                   333-151575

USL Separate Account VA-R          333-63673   333-109499  333-63843
811-09007

Signature                                                      Title                            Date
---------                                 ----------------------------------------------   ---------------
/s/ Jay S. Wintrob                        Chairman of the Board, President and             April 28, 2014
---------------------------------------   Chief Executive Officer
Jay S. Wintrob

/s/ William J. Carr                       Director                                         April 28, 2014
---------------------------------------
William J. Carr

/s/ Thomas J. Diemer                      Director, Senior Vice President and              April 28, 2014
-----------------------------------       Chief Risk Officer
Thomas J. Diemer

/s/ Mary Jane B. Fortin                   Director, Executive Vice President and           April 28, 2014
-----------------------------------       Chief Financial Officer
Mary Jane B. Fortin

                                   USL POA - 1

                                                                Exhibit (13) (a)

                                POWER OF ATTORNEY

Signature                                                      Title                            Date
---------                                 ----------------------------------------------   ---------------
/s/ Deborah A. Gero                       Director, Senior Vice President and              April 28, 2014
------------------------------------      Chief Investment Officer
Deborah A. Gero

/s/ William J. Kane                       Director                                         April 28, 2014
--------------------------------------
William J. Kane

/s/ Scott H. Richland                     Director                                         April 28, 2014
-------------------------------------
Scott H. Richland

/s/ Thomas J. Scherer                     Director                                         April 28, 2014
------------------------------------
Thomas J. Scherer

/s/ Jana W. Greer                         Director and President - Individual Retirement   April 28, 2014
--------------------------------------
Jana W. Greer

/s/ Steven D. Anderson                    Vice President and Controller                    April 28, 2014
---------------------------------
Steven D. Anderson

                                  USL POA - 2